Exhibit 99.1
OpenText Reports Second Quarter Fiscal Year 2025 Financial Results
Total Revenues of $1.335B, 16 Consecutive Quarters of Cloud Organic Growth
Delivers Net Income Margin of 17%, Robust Adjusted EBITDA Margin of 37.6%
GAAP EPS of $0.87, Non-GAAP EPS of $1.11
Operating Cash Flows of $348M and Free Cash Flows of $307M

Fiscal 2025 Second Quarter Highlights

Total Revenues (in millions)	Annual Recurring Revenues (in millions)	Cloud Revenues (in millions)
$1,335	$1,053	$462
(13.1)%	(8.1)%	+2.7%
Annual Recurring Revenues represent 79% of Total Revenues

“OpenText’s Q2 results demonstrate the strength of our operating model, delivering $501 million of adjusted EBITDA, and 37.6% adjusted EBITDA margin, and generating $307 million of Free Cash Flows (FCF). The Company’s top priorities remain total growth, competitive advantage, margin expansion and FCF, while producing upper quartile capital returns,” said Mark J. Barrenechea, OpenText CEO & CTO.

Mr. Barrenechea added: “By helping customers adapt to the new world of multi-cloud, we are making their businesses more resilient and future-ready. Our next generation platform Titanium X (Cloud Editions 25.2) is on target for Q4 delivery. With Titanium X as our foundation, we are empowering organizations to seamlessly integrate cloud, security, and AI, helping them adapt and thrive in this dynamic ecosystem.”
Mark J. Barrenechea, OpenText CEO & CTO

“OpenText generated solid adjusted EBITDA margin this quarter, reflecting our continued focus on operational discipline, efficiency and margin expansion,” said Madhu Ranganathan, OpenText President, CFO & Corporate Development. “Our initiatives to drive efficiencies across the business and our execution in the second half of fiscal 2025 will put us in a position to deliver a strong fiscal 2026.”

Madhu Ranganathan, OpenText President & CFO

Waterloo, ON, February 6, 2025 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the second quarter ended December 31, 2024.

Second Quarter Financial Highlights Y/Y
•Total revenues of $1.335 billion, down 13.1% Y/Y or down 4.9% when adjusted for the AMC divestiture
•Annual recurring revenues (ARR) of $1.053 billion, down 8.1% Y/Y or down 0.8% when adjusted for the AMC divestiture
•Cloud revenues of $462 million, up 2.7% Y/Y
•Quarterly enterprise cloud bookings(1) of $250 million, up 6.1% Y/Y
•Operating cash flows of $348 million and free cash flows(2) of $307 million
•GAAP-based net income of $230 million, up 510.1% Y/Y
•Adjusted EBITDA(2) of $501 million, margin of 37.6%
•GAAP-based diluted earnings per share (EPS) of $0.87, Non-GAAP-based diluted EPS(2) of $1.11
•Returned $134 million of capital to shareholders consisting of $68 million of dividends and $66 million of share repurchases

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(2) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q2 Fiscal 2025 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q2 FY'25	Q2 FY'24	$ Change	% Change	Q2 FY'25 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$462	$450	$12	2.7%	$460	2.2%
Customer support	$591	$696	($105)	(15.1)%	$585	(15.9)%
Total annual recurring revenues**	$1,053	$1,146	($93)	(8.1)%	$1,045	(8.8)%
License	$189	$289	($100)	(34.7)%	$188	(34.9)%
Professional service and other	$93	$100	($7)	(7.1)%	$91	(8.6)%
Total revenues	$1,335	$1,535	($200)	(13.1)%	$1,325	(13.7)%
GAAP-based operating income	$296	$254	$42	16.5%	N/A	N/A
Non-GAAP-based operating income (1)	$470	$533	($63)	(11.9)%	$465	(12.8)%
GAAP-based net income attributable to OpenText	$230	$38	$192	510.1%	N/A	N/A
GAAP-based EPS, diluted	$0.87	$0.14	$0.73	521.4%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$1.11	$1.24	($0.13)	(10.5)%	$1.09	(12.1)%
Adjusted EBITDA (1)	$501	$566	($65)	(11.4)%	$497	(12.3)%
Operating cash flows	$348	$351	($3)	(0.8)%	N/A	N/A
Free cash flows (1)	$307	$305	$1	0.4%	N/A	N/A

Summary of YTD Results
(In millions, except per share data)	FY'25 YTD	FY'24 YTD	$ Change	% Change	FY'25 YTD in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$919	$901	$18	2.0%	$919	1.9%
Customer support	$1,186	$1,393	($207)	(14.9)%	$1,183	(15.1)%
Total annual recurring revenues**	$2,105	$2,295	($189)	(8.2)%	$2,102	(8.4)%
License	$315	$462	($148)	(31.9)%	$314	(32.0)%
Professional service and other	$183	$203	($20)	(9.9)%	$182	(10.6)%
Total revenues	$2,604	$2,960	($357)	(12.1)%	$2,598	(12.2)%
GAAP-based operating income	$502	$467	$35	7.6%	N/A	N/A
Non-GAAP-based operating income (1)	$881	$994	($112)	(11.3)%	$875	(11.9)%
GAAP-based net income attributable to OpenText	$314	$119	$196	165.0%	N/A	N/A
GAAP-based EPS, diluted	$1.18	$0.44	$0.74	168.2%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.03	$2.25	($0.22)	(9.8)%	$2.02	(10.4)%
Adjusted EBITDA (1)	$945	$1,061	($116)	(10.9)%	$939	(11.5)%
Operating cash flows	$270	$398	($128)	(32.1)%	N/A	N/A
Free cash flows (1)	$190	$315	($125)	(39.8)%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) For periods prior to Fiscal 2025, this is reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the period based on the forecasted utilization period. Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of our quarterly, non-cumulative cash dividend program, the Board declared on February 5, 2025, a cash dividend of $0.2625 per common share. The record date for this dividend is March 7, 2025 and the payment date is March 21, 2025. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Share Repurchase
OpenText also announced that in the second quarter of Fiscal 2025, it repurchased $66 million of common shares for cancellation under its share repurchase plan (the Fiscal 2025 Repurchase Plan). In Fiscal 2025, $151 million of common shares have been repurchased for cancellation. Under the Fiscal 2025 Repurchase Plan, for the period commencing August 7, 2024 until August 6, 2025, OpenText intends to purchase for cancellation in open market transactions, from time to time, up to $300 million of its issued and outstanding common shares, subject to a maximum of 21,179,064 common shares.
Quarterly Business Highlights
•Key customer wins in the quarter include: Aeven, Anglian Water Services, BASF Catalysts, Bosch, Cencor, Domcura MLP, Ergon, Frost Bank, GWC Qatar, H3C, Linde, MAN Energy Solutions, Mott MacDonald, Sky Italia, ST Microelectronics, Tucson Medical Center, University Health System, Wandera
•OpenText World 2024 unites industry leaders to tackle AI and information management, elevate human potential with robust AI masterclasses
•OpenText launches new Partner Enterprise Learning Subscription
•OpenText expands partner ecosystem access across full OpenText product suite
•OpenText makes multi-cloud work with Cloud Editions 24.4
•OpenText partners with Secure Code Warrior to deliver comprehensive application security and customized developer risk management

Summary of Quarterly Results
	Q2 FY'25	Q1 FY'25	Q2 FY'24	% Change (Q2 FY'25 vs Q1 FY'25)		% Change (Q2 FY'25 vs Q2 FY'24)
Revenue (millions)	$1,335	$1,269	$1,535	5.2%		(13.1)%
GAAP-based gross margin	73.3%	71.7%	73.6%	160	bps	(30)	bps
Non-GAAP-based gross margin (1)	77.2%	75.8%	78.6%	140	bps	(140)	bps
GAAP-based EPS, diluted	$0.87	$0.32	$0.14	171.9%		521.4%
Non-GAAP-based EPS, diluted (1)(2)	$1.11	$0.93	$1.24	19.4%		(10.5)%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast today at 5:00 p.m. ET (2:00 p.m. PT) from the Investor Relations section of the Company's website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including achieving total growth, competitive advantage, margin expansion and free cash flow, and delivering upper quartile capital returns; customer benefits from products; timing of next generation platform; focus on operational discipline, efficiency and margin expansion; executing the Company’s capital allocation strategy, including expected return to shareholders; achieving Fiscal 2025 financial targets; level of performance through the fiscal year; cloud bookings, demand, scale and revenue growth; future organic growth initiatives and deployment of capital; innovation fueled by cloud, AI and security technologies; future revenues, operating expenses, margins, free cash flows, interest expense and capital expenditures; market share of our products; innovation road map; intention to maintain a dividend program, including any targeted annualized dividend; expected size and timing of the Fiscal 2025 Repurchase Plan, including execution thereof; future tax rates; renewal rates; new platform and product offerings, including OpenText AI products, and associated benefits to customers; internal automation and AI leverage, including our AI strategy, vision and growth; strategy to build shareholder value; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future targets and aspirations, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2025 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

About OpenText

OpenText is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at www.opentext.com.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	December 31, 2024	June 30, 2024
ASSETS	(unaudited)
Cash and cash equivalents	$1,122,192	$1,280,662
Accounts receivable trade, net of allowance for credit losses of $14,641 as of December 31, 2024 and $12,108 as of June 30, 2024	639,611	626,189
Contract assets	68,487	66,450
Income taxes recoverable	68,004	61,113
Prepaid expenses and other current assets	186,763	242,911
Total current assets	2,085,057	2,277,325
Property and equipment, net of accumulated depreciation of $779,868 as of December 31, 2024 and $751,174 as of June 30, 2024	355,877	367,740
Operating lease right of use assets	211,079	219,774
Long-term contract assets	39,208	38,684
Goodwill	7,483,404	7,488,367
Acquired intangible assets	2,229,087	2,486,264
Deferred tax assets	982,567	932,657
Other assets	296,382	298,281
Long-term income taxes recoverable	49,052	96,615
Total assets	$13,731,713	$14,205,707
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$772,641	$931,116
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	74,699	76,446
Deferred revenues	1,452,734	1,521,416
Income taxes payable	65,145	235,666
Total current liabilities	2,401,069	2,800,494
Long-term liabilities:
Accrued liabilities	38,974	46,483
Pension liability, net	126,909	127,255
Long-term debt	6,348,814	6,356,943
Long-term operating lease liabilities	200,815	218,174
Long-term deferred revenues	159,987	162,401
Long-term income taxes payable	82,310	145,644
Deferred tax liabilities	141,328	148,632
Total long-term liabilities	7,099,137	7,205,532
Shareholders' equity:
Share capital and additional paid-in capital
263,727,502 and 267,800,517 Common Shares issued and outstanding at December 31, 2024 and June 30, 2024, respectively; authorized Common Shares: unlimited	2,275,583	2,271,886
Accumulated other comprehensive income (loss)	(75,779)	(69,619)
Retained earnings	2,174,514	2,119,159
Treasury stock, at cost (4,225,850 and 3,135,980 shares at December 31, 2024 and June 30, 2024, respectively)	(144,432)	(123,268)
Total OpenText shareholders' equity	4,229,886	4,198,158
Non-controlling interests	1,621	1,523
Total shareholders' equity	4,231,507	4,199,681
Total liabilities and shareholders' equity	$13,731,713	$14,205,707

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Cloud services and subscriptions	$462,306	$450,091	$919,330	$901,105
Customer support	590,595	695,762	1,186,085	1,393,475
License	188,923	289,238	314,736	462,264
Professional service and other	92,676	99,777	183,354	203,453
Total revenues	1,334,500	1,534,868	2,603,505	2,960,297
Cost of revenues:
Cloud services and subscriptions	172,288	180,148	347,545	351,560
Customer support	62,656	73,374	125,230	148,388
License	6,336	5,983	12,993	9,822
Professional service and other	68,041	75,459	134,956	155,381
Amortization of acquired technology-based intangible assets	47,203	70,784	94,447	147,608
Total cost of revenues	356,524	405,748	715,171	812,759
Gross profit	977,976	1,129,120	1,888,334	2,147,538
Operating expenses:
Research and development	180,727	212,855	371,420	439,086
Sales and marketing	273,929	287,628	519,811	567,635
General and administrative	99,356	173,264	206,086	304,475
Depreciation	31,879	33,415	64,050	67,506
Amortization of acquired customer-based intangible assets	81,048	113,925	162,552	234,117
Special charges (recoveries)	15,238	54,166	62,374	67,960
Total operating expenses	682,177	875,253	1,386,293	1,680,779
Income from operations	295,799	253,867	502,041	466,759
Other income (expense), net	68,615	(68,784)	32,960	(48,614)
Interest and other related expense, net	(83,615)	(139,292)	(167,897)	(281,056)
Income before income taxes	280,799	45,791	367,104	137,089
Provision for income taxes	50,893	8,054	52,776	18,406
Net income for the period	$229,906	$37,737	$314,328	$118,683
Net (income) attributable to non-controlling interests	(44)	(62)	(98)	(107)
Net income attributable to OpenText	$229,862	$37,675	$314,230	$118,576
Earnings per share—basic attributable to OpenText	$0.87	$0.14	$1.18	$0.44
Earnings per share—diluted attributable to OpenText	$0.87	$0.14	$1.18	$0.44
Weighted average number of Common Shares outstanding—basic (in '000's)	265,099	271,568	266,252	271,373
Weighted average number of Common Shares outstanding—diluted (in '000's)	265,193	272,141	266,505	272,019

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Net income for the period	$229,906	$37,737	$314,328	$118,683
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	1,167	(15,796)	(4,023)	(30,379)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	(4,188)	1,522	(3,534)	(319)
(Gain) loss reclassified into net income - net of tax (2)	1,010	328	1,272	337
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	436	450	684	229
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	—	(91)	(1,045)	(110)
Amortization of actuarial (gain) loss into net income - net of tax (5)	252	113	486	302
Total other comprehensive loss net, for the period	(1,323)	(13,474)	(6,160)	(29,940)
Total comprehensive income	228,583	24,263	308,168	88,743
Comprehensive income attributable to non-controlling interests	(44)	(62)	(98)	(107)
Total comprehensive income attributable to OpenText	$228,539	$24,201	$308,070	$88,636
______________________________
(1)Net of tax expense (recovery) of $(1,510) and $549 for the three months ended December 31, 2024 and 2023, respectively; $(1,274) and $(115) for the six months ended December 31, 2024 and 2023, respectively.
(2)Net of tax expense (recovery) of $364 and $118 for the three months ended December 31, 2024 and 2023, respectively; $458 and $121 for the six months ended December 31, 2024 and 2023, respectively.
(3)Net of tax expense (recovery) of $18 and $119 for the three months ended December 31, 2024 and 2023, respectively; $225 and $60 for the six months ended December 31, 2024 and 2023, respectively.
(4)Net of tax expense (recovery) of $— and $91 for the three months ended December 31, 2024 and 2023, respectively; $(43) and $110 for the six months ended December 31, 2024 and 2023, respectively.
(5)Net of tax expense (recovery) of $92 and $50 for the three months ended December 31, 2024 and 2023, respectively; $184 and $125 for the six months ended December 31, 2024 and 2023, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended December 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2024	265,546	$2,290,191	(3,900)	$(145,646)	$2,065,221	$(74,456)	$1,577	$4,136,887
Issuance of Common Shares
Under employee stock option plans	65	1,739	—	—	—	—	—	1,739
Under employee stock purchase plans	330	9,308	—	—	—	—	—	9,308
Share-based compensation	—	30,355	—	—	—	—	—	30,355
Purchase of treasury stock	—	—	(1,363)	(40,013)	—	—	—	(40,013)
Issuance of treasury stock	—	(39,906)	1,037	41,227	—	—	—	1,321
Repurchase of Common Shares	(2,213)	(16,104)	—	—	(50,990)	—	—	(67,094)
Dividends declared ($0.2625 per Common Share)	—	—	—	—	(69,579)	—	—	(69,579)
Other comprehensive income (loss) - net	—	—	—	—	—	(1,323)	—	(1,323)
Net income for the period	—	—	—	—	229,862	—	44	229,906
Balance as of December 31, 2024	263,728	$2,275,583	(4,226)	$(144,432)	$2,174,514	$(75,779)	$1,621	$4,231,507

	Three Months Ended December 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of September 30, 2023	271,228	$2,216,921	(4,753)	$(196,119)	$2,062,107	$(70,025)	$1,374	$4,014,258
Issuance of Common Shares
Under employee stock option plans	340	11,111	—	—	—	—	—	11,111
Under employee stock purchase plans	287	8,370	—	—	—	—	—	8,370
Share-based compensation	—	39,993	—	—	—	—	—	39,993
Issuance of treasury stock	—	(14,539)	353	17,030	(2,491)	—	—	—
Dividends declared ($0.25 per Common Share)	—	—	—	—	(67,648)	—	—	(67,648)
Other comprehensive income (loss) - net	—	—	—	—	—	(13,474)	—	(13,474)
Net income for the period	—	—	—	—	37,675	—	62	37,737
Balance as of December 31, 2023	271,855	$2,261,856	(4,400)	$(179,089)	$2,029,643	$(83,499)	$1,436	$4,030,347

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Six Months Ended December 31, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	70	1,880	—	—	—	—	—	1,880
Under employee stock purchase plans	719	19,171	—	—	—	—	—	19,171
Share-based compensation	—	59,801	—	—	—	—	—	59,801
Purchase of treasury stock	—	—	(2,187)	(65,023)	—	—	—	(65,023)
Issuance of treasury stock	—	(41,836)	1,097	43,859	(702)	—	—	1,321
Repurchase of Common Shares	(4,862)	(35,319)	—	—	(118,256)	—	—	(153,575)
Dividends declared ($0.525 per Common Share)	—	—	—	—	(139,917)	—	—	(139,917)
Other comprehensive income (loss) - net	—	—	—	—	—	(6,160)	—	(6,160)
Net income for the period	—	—	—	—	314,230	—	98	314,328
Balance as of December 31, 2024	263,728	$2,275,583	(4,226)	$(144,432)	$2,174,514	$(75,779)	$1,621	$4,231,507

	Six Months Ended December 31, 2023
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	425	14,003	—	—	—	—	—	14,003
Under employee stock purchase plans	527	17,011	—	—	—	—	—	17,011
Share-based compensation	—	76,997	—	—	—	—	—	76,997
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(23,102)	536	25,593	(2,491)	—	—	—
Dividends declared ($0.50 per Common Share)	—	—	—	—	(135,426)	—	—	(135,426)
Other comprehensive income (loss) - net	—	—	—	—	—	(29,940)	—	(29,940)
Net income for the period	—	—	—	—	118,576	—	107	118,683
Balance as of December 31, 2023	271,855	$2,261,856	(4,400)	$(179,089)	$2,029,643	$(83,499)	$1,436	$4,030,347

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income for the period	$229,906	$37,737	$314,328	$118,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	160,130	218,124	321,049	449,231
Share-based compensation expense	30,361	40,175	59,919	77,270
Pension expense	3,350	3,212	6,813	6,383
Amortization of debt discount and issuance costs	5,499	7,325	10,795	12,821
Write-off of right of use assets	1,385	6,248	1,385	10,963
Adjustment to gain on AMC Divestiture	4,175	—	4,175	—
Loss on sale and write down of property and equipment, net	437	1,419	439	1,877
Deferred taxes	(10,827)	(88,400)	(52,977)	(177,030)
Share in net (income) loss of equity investees	(1,538)	8,482	(1,993)	18,178
Changes in financial instruments	(45,549)	38,117	(20,614)	20,222
Changes in operating assets and liabilities:
Accounts receivable	(15,728)	(91,589)	41,879	(60,285)
Contract assets	(26,097)	(24,061)	(59,946)	(46,627)
Prepaid expenses and other current assets	32,427	(15,337)	54,578	3,989
Income taxes	(3,218)	29,136	(196,727)	58,733
Accounts payable and accrued liabilities	(20,590)	76,058	(128,110)	(48,156)
Deferred revenue	5,124	107,974	(71,407)	(42,502)
Other assets	3,306	1,114	(1,436)	5,218
Operating lease assets and liabilities, net	(4,561)	(5,081)	(11,964)	(11,194)
Net cash provided by operating activities	347,992	350,653	270,186	397,774
Cash flows from investing activities:
Additions of property and equipment	(41,269)	(45,240)	(80,585)	(82,779)
Purchase of Micro Focus, net of cash acquired	—	—	—	(9,272)
Adjustment to proceeds from AMC Divestiture	(11,686)	—	(11,686)	—
Proceeds from net investment hedge derivative contracts	—	—	2,519	1,966
Other investing activities	5,535	(1,229)	5,892	(6,783)
Net cash used in investing activities	(47,420)	(46,469)	(83,860)	(96,868)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	8,291	17,804	17,740	29,257
Repayment of long-term debt and Revolver	(8,963)	(186,463)	(17,926)	(372,926)
Net change in transition services agreement obligation	26,233	—	21,938	—
Debt issuance costs	(1,066)	(831)	(1,066)	(2,792)
Repurchase of Common Shares	(66,003)	—	(153,406)	—
Purchase of treasury stock	(40,023)	—	(65,023)	(53,085)
Payments of dividends to shareholders	(68,313)	(66,414)	(137,374)	(133,379)
Net cash used in financing activities	(149,844)	(235,904)	(335,117)	(532,925)
Foreign exchange gain (loss) on cash held in foreign currencies	(28,930)	15,042	(9,794)	3,539
Increase (decrease) in cash, cash equivalents and restricted cash during the period	121,798	83,322	(158,585)	(228,480)
Cash, cash equivalents and restricted cash at beginning of the period	1,002,410	922,150	1,282,793	1,233,952
Cash, cash equivalents and restricted cash at end of the period	$1,124,208	$1,005,472	$1,124,208	$1,005,472

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	December 31, 2024	December 31, 2023
Cash and cash equivalents	$1,122,192	$1,003,134
Restricted cash (1)	2,016	2,338
Total cash, cash equivalents and restricted cash	$1,124,208	$1,005,472

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'25 targets and F’27 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2024 (In thousands, except for per share data)
	Three Months Ended December 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$172,288		$(2,796)	(1)	$169,492
Customer support	62,656		(1,139)	(1)	61,517
Professional service and other	68,041		(1,273)	(1)	66,768
Amortization of acquired technology-based intangible assets	47,203		(47,203)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	977,976	73.3%	52,411	(3)	1,030,387	77.2%
Operating expenses
Research and development	180,727		(7,656)	(1)	173,071
Sales and marketing	273,929		(11,223)	(1)	262,706
General and administrative	99,356		(6,274)	(1)	93,082
Amortization of acquired customer-based intangible assets	81,048		(81,048)	(2)	—
Special charges (recoveries)	15,238		(15,238)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	295,799		173,850	(5)	469,649
Other income (expense), net	68,615		(68,615)	(6)	—
Provision for income taxes	50,893		41,755	(7)	92,648
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	229,862		63,480	(8)	293,342
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.87		$0.24	(8)	$1.11

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 18% and a Non-GAAP-based tax rate of approximately 24% ; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended December 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$229,862	$0.87
Add (deduct):
Amortization	128,251	0.49
Share-based compensation	30,361	0.11
Special charges (recoveries)	15,238	0.06
Other (income) expense, net	(68,615)	(0.26)
GAAP-based provision for income taxes	50,893	0.19
Non-GAAP-based provision for income taxes	(92,648)	(0.35)
Non-GAAP-based net income, attributable to OpenText	$293,342	$1.11
Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2024
GAAP-based net income, attributable to OpenText	$229,862
Add:
Provision for income taxes	50,893
Interest and other related expense, net	83,615
Amortization of acquired technology-based intangible assets	47,203
Amortization of acquired customer-based intangible assets	81,048
Depreciation	31,879
Share-based compensation	30,361
Special charges (recoveries)	15,238
Other (income) expense, net	(68,615)
Adjusted EBITDA	$501,484

GAAP-based net income margin	17.2%
Adjusted EBITDA margin	37.6%
Reconciliation of Free cash flows

Three Months Ended December 31, 2024
GAAP-based cash flows provided by operating activities	$347,992
Add:
Capital expenditures (1)	$(41,269)
Free cash flows	$306,723

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2024 (In thousands, except for per share data)
	Six Months Ended December 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$347,545		$(4,982)	(1)	$342,563
Customer support	125,230		(2,481)	(1)	122,749
Professional service and other	134,956		(2,587)	(1)	132,369
Amortization of acquired technology-based intangible assets	94,447		(94,447)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,888,334	72.5%	104,497	(3)	1,992,831	76.5%
Operating expenses
Research and development	371,420		(15,823)	(1)	355,597
Sales and marketing	519,811		(20,538)	(1)	499,273
General and administrative	206,086		(13,508)	(1)	192,578
Amortization of acquired customer-based intangible assets	162,552		(162,552)	(2)	—
Special charges (recoveries)	62,374		(62,374)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	502,041		379,292	(5)	881,333
Other income (expense), net	32,960		(32,960)	(6)	—
Provision for income taxes	52,776		118,448	(7)	171,224
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	314,230		227,884	(8)	542,114
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.18		$0.85	(8)	$2.03

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 14% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$314,230	$1.18
Add (deduct):
Amortization	256,999	0.96
Share-based compensation	59,919	0.22
Special charges (recoveries)	62,374	0.23
Other (income) expense, net	(32,960)	(0.12)
GAAP-based provision for income taxes	52,776	0.20
Non-GAAP-based provision for income taxes	(171,224)	(0.64)
Non-GAAP-based net income, attributable to OpenText	$542,114	$2.03
Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2024
GAAP-based net income, attributable to OpenText	$314,230
Add:
Provision for income taxes	52,776
Interest and other related expense, net	167,897
Amortization of acquired technology-based intangible assets	94,447
Amortization of acquired customer-based intangible assets	162,552
Depreciation	64,050
Share-based compensation	59,919
Special charges (recoveries)	62,374
Other (income) expense, net	(32,960)
Adjusted EBITDA	$945,285

GAAP-based net income margin	12.1%
Adjusted EBITDA margin	36.3%
Reconciliation of Free cash flows

Six Months Ended December 31, 2024
GAAP-based cash flows provided by operating activities	$270,186
Add:
Capital expenditures (1)	(80,585)
Free cash flows	$189,601

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2024 (In thousands, except for per share data)
	Three Months Ended September 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$175,257		$(2,186)	(1)	$173,071
Customer support	62,574		(1,342)	(1)	61,232
Professional service and other	66,915		(1,314)	(1)	65,601
Amortization of acquired technology-based intangible assets	47,244		(47,244)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	910,358	71.7%	52,086	(3)	962,444	75.8%
Operating expenses
Research and development	190,693		(8,167)	(1)	182,526
Sales and marketing	245,882		(9,315)	(1)	236,567
General and administrative	106,730		(7,234)	(1)	99,496
Amortization of acquired customer-based intangible assets	81,504		(81,504)	(2)	—
Special charges (recoveries)	47,136		(47,136)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	206,242		205,442	(5)	411,684
Other income (expense), net	(35,655)		35,655	(6)	—
Provision for income taxes	1,883		76,693	(7)	78,576
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	84,368		164,404	(8)	248,772
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.61	(8)	$0.93

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 2% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$84,368	$0.32
Add (deduct):
Amortization	128,748	0.47
Share-based compensation	29,558	0.11
Special charges (recoveries)	47,136	0.18
Other (income) expense, net	35,655	0.13
GAAP-based provision for income taxes	1,883	0.01
Non-GAAP-based provision for income taxes	(78,576)	(0.29)
Non-GAAP-based net income, attributable to OpenText	$248,772	$0.93
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2024
GAAP-based net income, attributable to OpenText	$84,368
Add (deduct):
Provision for income taxes	1,883
Interest and other related expense, net	84,282
Amortization of acquired technology-based intangible assets	47,244
Amortization of acquired customer-based intangible assets	81,504
Depreciation	32,171
Share-based compensation	29,558
Special charges (recoveries)	47,136
Other (income) expense, net	35,655
Adjusted EBITDA	$443,801

GAAP-based net income margin	6.6%
Adjusted EBITDA margin	35.0%
Reconciliation of Free cash flows

Three Months Ended September 30, 2024
GAAP-based cash flows provided by operating activities	$(77,806)
Add:
Capital expenditures (1)	(39,316)
Free cash flows	$(117,122)

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended December 31, 2023 (In thousands, except for per share data)
	Three Months Ended December 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$180,148		$(3,609)	(1)	$176,539
Customer support	73,374		(1,128)	(1)	72,246
Professional service and other	75,459		(1,756)	(1)	73,703
Amortization of acquired technology-based intangible assets	70,784		(70,784)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,129,120	73.6%	77,277	(3)	1,206,397	78.6%
Operating expenses
Research and development	212,855		(12,767)	(1)	200,088
Sales and marketing	287,628		(13,227)	(1)	274,401
General and administrative	173,264		(7,688)	(1)	165,576
Amortization of acquired customer-based intangible assets	113,925		(113,925)	(2)	—
Special charges (recoveries)	54,166		(54,166)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	253,867		279,050	(5)	532,917
Other income (expense), net	(68,784)		68,784	(6)	—
Provision for income taxes	8,054		47,054	(7)	55,108
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	37,675		300,780	(8)	338,455
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.14		$1.10	(8)	$1.24

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 18% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended December 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$37,675	$0.14
Add (deduct):
Amortization	184,709	0.68
Share-based compensation	40,175	0.15
Special charges (recoveries)	54,166	0.20
Other (income) expense, net	68,784	0.24
GAAP-based provision for income taxes	8,054	0.03
Non-GAAP-based provision for income taxes	(55,108)	(0.20)
Non-GAAP-based net income, attributable to OpenText	$338,455	$1.24

Reconciliation of Adjusted EBITDA

Three Months Ended December 31, 2023
GAAP-based net income, attributable to OpenText	$37,675
Add (deduct):
Provision for income taxes	8,054
Interest and other related expense, net	139,292
Amortization of acquired technology-based intangible assets	70,784
Amortization of acquired customer-based intangible assets	113,925
Depreciation	33,415
Share-based compensation	40,175
Special charges (recoveries)	54,166
Other (income) expense, net	68,784
Adjusted EBITDA	$566,270

GAAP-based net income margin	2.5%
Adjusted EBITDA margin	36.9%

Reconciliation of Free cash flows

Three Months Ended December 31, 2023
GAAP-based cash flows provided by operating activities	$350,653
Add:
Capital expenditures (1)	(45,240)
Free cash flows	$305,413

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the six months ended December 31, 2023 (In thousands, except for per share data)
	Six Months Ended December 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$351,560		$(6,600)	(1)	$344,960
Customer support	148,388		(2,186)	(1)	146,202
Professional service and other	155,381		(3,638)	(1)	151,743
Amortization of acquired technology-based intangible assets	147,608		(147,608)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,147,538	72.5%	160,032	(3)	2,307,570	78.0%
Operating expenses
Research and development	439,086		(24,501)	(1)	414,585
Sales and marketing	567,635		(25,034)	(1)	542,601
General and administrative	304,475		(15,311)	(1)	289,164
Amortization of acquired customer-based intangible assets	234,117		(234,117)	(2)	—
Special charges (recoveries)	67,960		(67,960)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	466,759		526,955	(5)	993,714
Other income (expense), net	(48,614)		48,614	(6)	—
Provision for income taxes	18,406		81,367	(7)	99,773
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	118,576		494,202	(8)	612,778
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.44		$1.81	(8)	$2.25

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 13% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Six Months Ended December 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$118,576	$0.44
Add (deduct):
Amortization	381,725	1.40
Share-based compensation	77,270	0.29
Special charges (recoveries)	67,960	0.25
Other (income) expense, net	48,614	0.16
GAAP-based provision for income taxes	18,406	0.07
Non-GAAP-based provision for income taxes	(99,773)	(0.36)
Non-GAAP-based net income, attributable to OpenText	$612,778	$2.25

Reconciliation of Adjusted EBITDA

Six Months Ended December 31, 2023
GAAP-based net income, attributable to OpenText	$118,576
Add:
Provision for income taxes	18,406
Interest and other related expense, net	281,056
Amortization of acquired technology-based intangible assets	147,608
Amortization of acquired customer-based intangible assets	234,117
Depreciation	67,506
Share-based compensation	77,270
Special charges (recoveries)	67,960
Other (income) expense, net	48,614
Adjusted EBITDA	$1,061,113

GAAP-based net income margin	4.0%
Adjusted EBITDA margin	35.8%
Reconciliation of Free cash flows

Six Months Ended December 31, 2023
GAAP-based cash flows provided by operating activities	$397,774
Add:
Capital expenditures (1)	(82,779)
Free cash flows	$314,995

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three and six months ended December 31, 2024 and 2023:

	Three Months Ended December 31, 2024		Three Months Ended December 31, 2023
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	13%	23%	12%
GBP	5%	7%	4%	7%
CAD	3%	10%	3%	9%
USD	58%	46%	59%	51%
Other	11%	24%	11%	21%
Total	100%	100%	100%	100%

	Six Months Ended December 31, 2024		Six Months Ended December 31, 2023
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	23%	12%	22%	11%
GBP	5%	7%	5%	8%
CAD	3%	10%	3%	10%
USD	59%	48%	59%	51%
Other	10%	23%	11%	20%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).